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                                                                 Exhibit 99.A10C
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MINNESOTA MUTUAL                                POLICY CHANGE APPLICATION PART 1
                                                           UNDERWRITING REQUIRED

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The Minnesota Mutual Life Insurance Company . Individual Policyowner Services .
400 Robert Street North . St. Paul, Minnesota 55101-2098
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ALL APPLICATIONS
PERSONAL INFORMATION
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POLICY NUMBER(S)                         INSURED'S BIRTHPLACE (State or Country)

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INSURED'S NAME                           INSURED'S SOCIAL SECURITY NUMBER

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INSURED'S OCCUPATION                     INSURED'S INCOME

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OWNER'S NAME                             OWNER'S SOCIAL SECURITY/TAX I.D. NUMBER

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OWNER'S ADDRESS (Street, City, State, Zip)      [_] Check if new address and you
                                                    want our records to reflect
                                                    this.
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EFFECTIVE DATE [_] Current           AMOUNT SUBMITTED             POLICY SENT
OF CHANGE      [_] Other (Indicate   $                [_] Receipt [_] Yes [_] No
                   month and reason)                      given
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LIFE INSURANCE (ALL PRODUCTS)

FACE/PREMIUM ADJUSTMENTS

[_] Change face amount to $ ___________________________________________________

[_] Change annual premium amount to $ _________________________________________

    Premiums payable

    [_] Annual                  [_] Semi-annual

    [_] Quarterly               [_] Direct Monthly

    [_] APP/LIST BILL/PRD # ___________________________________________________

[_] Change plan of insurance to _______________________________________________

[_] Credit a Non-Repeating Premium of $ _______________________________________

    [_] Increase face by Non-Repeating Premium amount

    [_] Do not increase face by Non-Repeating Premium amount

    [_] All or part of the Non-Repeating Premium is the result of surrendering or borrowing the cash value of another policy(ies)
        (Complete Replacement Section, page 2)

          If billable:  Amount $ ______________________________________________
                        ($500.00 Minimum required)

                        Frequency _____________________________________________
                        ($200.00 Minimum per billing with a
                        $2,400.00 minimum annual base premium.)

    [_] Cash withdrawal of $ __________________________________________________
        (Complete Withholding Election on page 2)

        [_] Maintain same face amount

        [_] Reduce face amount

        Send check direct to client  [_] Yes  [_] No


F.44096 2-92

PRODUCT ADJUSTMENTS (Policy required - if policy lost, see page 10)

[_] Convert term insurance at attained age to:

    [_] Adjustable Life         [_] Variable Adjustable Life

    [_] Partial conversion:

        [_] Retain balance          [_] Surrender balance

    [_] Conversion of term agreement:

        Name __________________________________________________________________

[_] Rollover at attained age to:

    [_] Adjustable Life         [_] Variable Adjustable Life
                                    (loans will be eliminated)

    Please note:  Waiver will be a separate premium charge. Loan interest rate will be 8%.

[_] Combined policies and rollover at attained age to:

    [_] Adjustable Life         [_] Variable Adjustable Life
                                    (loans will be eliminated)

    Please note:  Waiver will be a separate premium charge. Loan interest rate will be 8%. Policies must have same beneficiary and owner. Complete F.17092-2a, page 15 if needed.

[_] Eliminate policy loan
    (Complete Withholding Election on page 2)

    [_] Maintain same face amount

    [_] Reduce face amount

        Please note:  Dividend additions and accumulations will be surrendered first.